UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 27, 2010 (August 27, 2010)
Date of Report (Date of earliest event reported)

UAN CULTURAL & CREATIVE CO., LTD.
 (Exact name of registrant as specified in its charter)

Delaware	000-15341	20-3303304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2095 E. Big Beaver Road
Suite 200
Troy, MI 48083
Attn:  Parsh Patel
(Address of Principal Executive offices)(Zip Code)

(586) 530-5605
(Registrant's telephone number Including area code)

79 Byron Road
Weston, MA 02493
(Former name or former address, if changed since last report)

GOOD HARBOR PARTNERS ACQUISITION CORP.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	Material Modifications to Rights of Security Holders.

On August 27, 2010, the Company amended its Amended and Restated Certificate of Incorporation to effect the following:

·	A change of the name of the Company to UAN Cultural & Creative Co., Ltd.

·	A ten-for-one reverse split of the issued and outstanding shares of Common Stock of the Company.

·	An increase in the total number of shares of Common Stock which the Company is authorized to issue from 80,000,000 to 100,000,000 shares.

·	A repeal of a provision which prohibits stockholders of the Company from taking any action by written consent in lieu of a meeting.

As previously reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 18, 2010, the amendments listed above were approved by the Company’s stockholders at a Special Meeting which was held on August 18, 2010.  34,800,100 votes were casted in favor of each of the proposals listed above.  There were no abstentions and no votes were casted in opposition to any of the proposals.  The proposals that were voted on at the Special Meeting where the subject of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 2, 2010.

As a result of the Reverse Split, the number of shares of common stock issued and outstanding has been reduced from 35,950,100 shares to 3,595,010 shares and the number of shares of common stock which may be purchased under warrants and other contracts outstanding on the date hereof has been reduced tenfold and the exercise prices for the underlying shares of common stock has been increased tenfold.

In addition to the 3,595,010 shares of Common Stock common outstanding as of August 30, 2010, the following shares of Common Stock are reserved for issuance in the event of exercise of outstanding warrants and other contracts relative to the purchase of the Company’s Common Stock, which are at exercise prices of between %50 and $55 per share:

•
1,633,000 shares of Common Stock underlying the outstanding Class W and Class Z warrants sold in the Company’s initial public offering (the “IPO”). Specifically, these shares of Common Stock reserved for issuance relate to 575,000 shares underlying the Company’s Class Z warrants and 1,058,000 shares underlying the Company’s Class W warrants. We refer to these warrants as the “IPO Warrants.”

•
495,000 shares of Common Stock underlying the outstanding Class W and Class Z warrants issued to former officers and directors of the Company. Specifically, an aggregate of 247,500 Class W warrants and 247,500 Class Z warrants were sold to former officers and directors.

•	122,000 shares of Common Stock underlying the outstanding IPO underwriter’s purchase option.

This corporate action will take effect on the OTCBB at the open of business on 09/02/10. The new symbol on this date will be GHBAD for the Common Stock. Please note that the "D" will be removed 20 business days from tomorrow.

ITEM 5.03	Amendments to Certificate of Incorporation.

The information set forth above under Item 3.03 is hereby incorporated herein by this reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2010	UAN CULTURAL & CREATIVE CO., LTD. (Registrant)

/s/ Parsh Patel
Parsh Patel, Chief Executive Officer